Exhibit 10.3

FORM OF
Performance STOCK UNIT GRANT NOTICE
UNDER THE
SeaWorld Entertainment, Inc.
2017 OMNIBUS INCENTIVE PLAN

(Employees – Annual Incentive Plan Award)

SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), pursuant to its 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below, the number of Restricted Stock Units set forth below.  The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]
Date of Grant:	[Insert Date of Grant], 2019
Performance Period:	The period commencing on January 1, 2019 and ending on December 31, 2019 (the “Performance Period”).

Number of

Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted]

Vesting Schedule:	The Restricted Stock Units shall vest at such times and in such amounts as set forth in Exhibit A to the Restricted Stock Unit Agreement.

Performance Components

Performance Component	Performance Component Percentage (i.e Weighting*)	Metric Defined in Exhibit A, Section:
SEAS Adjusted EBITDA	50%	1(b)(A)
SEAS Total Revenue	10%	1(b)(B)
SEAS Free Cash Flow	10%	1(b)(C)
Individual Objectives	20%	1(b)(D)
Discretionary	10%	1(b)(E)
TOTAL	100%

* If a performance metric is part of a group of metrics, the Performance Component Weighting is calculated by multiplying the weight of the individual sub-component times the weight for the total group of metrics. “Discretionary” and “Individual Objectives” are not subject to the Adjusted EBITDA Component threshold set forth in Section 1(c) of Exhibit A hereto but remain subject to the Structure Cost Goals set forth in Section 1(c) of Exhibit A.

**

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

SeaWorld Entertainment, Inc.Participant1

________________________________________________________________
By:[Insert Participant Name]
Title:

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page to Restricted Stock Unit Award]

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
SeaWorld Entertainment, Inc.
2017 Omnibus INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time, (the “Plan”), SeaWorld Entertainment, Inc., a Delaware corporation, (the “Company”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing, and deemed for bookkeeping purposes to be equivalent to, an unfunded, unsecured right to receive up to two shares of Common Stock).  The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein.  The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in Exhibit A attached hereto.

3. Settlement of Restricted Stock Units.  The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof, provided that, any vested Restricted Stock Units shall be settled (i) in shares of Common Stock (i.e., up to two shares of Common Stock for each Restricted Stock Unit), or (ii) if, and only if, in excess of the Number of Restricted Stock Units (i.e., more than two shares of Common Stock for each Restricted Stock Unit) set forth on the Grant Notice, at the election of the Committee, in cash, in each case, as soon as reasonably practicable and, in any event, by the fifteenth day of the third month following the expiration of the applicable Restricted Period.  With respect to any Restricted Stock Unit, the period of time on and prior to the Vesting Date (as defined in Exhibit A attached hereto) in which such Restricted Stock Unit is subject to vesting shall be its Restricted Period.  Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4. Treatment of Restricted Stock Units Upon Termination.  The provisions of Section 9(b) of the Plan are incorporated herein by reference and made a part hereof. In the event the Participant undergoes a Termination, the treatment of the unvested Restricted Stock Units shall be as set forth in Exhibit A attached hereto.

5. Company; Participant.

(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit

Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability.  The Restricted Stock Units are not transferable by the Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) except to Permitted Transferees in accordance with Section 15(b) of the Plan.  Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

7. Rights as Stockholder; Dividend Equivalents. The Participant shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.  The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock.  Such dividend equivalents will be provided in shares of Common Stock having a Fair Market Value on the date that the Restricted Stock Units are settled equal to the amount of such applicable dividends, and shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 3 above.  In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.

8. Tax Withholding.  The provisions of Section 15(d) of the Plan are incorporated herein by reference and made a part hereof.

9. Notice.  Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service.  This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient or any other member of the Company Group.

11. Binding Effect.  This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments.  Except as otherwise set forth in Section 14 of the Plan,

any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Repayment.  This Restricted Stock Unit Agreement shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time and (ii) applicable law.  In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

14. Detrimental Activity.  Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, as determined by the Committee, then the Committee may, in its sole discretion, take actions permitted under the Plan, including, but not limited to, (i) cancelling any and all Restricted Stock Units, or (ii) requiring that the Participant forfeit any gain realized on the vesting of the Restricted Stock Units and repay such gain to the Company.

15. Right to Offset.  The provisions of Section 15(x) of the Plan are incorporated herein by reference and made a part hereof.

13. Governing Law.  This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware. THE PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

14. Plan.  The terms and provisions of the Plan are incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

15. Section 409A.  It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

Exhibit A

1. Vesting of Restricted Stock Units.

(a) The Performance Period shall mean the period from January 1, 2019 to December 31, 2019.  Up to two shares of Common Stock per each Restricted Stock Unit provided on the Grant Notice will be eligible to be earned based on the performance metrics set forth on the Grant Notice. For each Restricted Stock Unit provided on the Grant Notice, a number of shares of Common Stock equal to one Restricted Stock Unit multiplied by the Total Earned Amount Percentage (as defined below, and at maximum, two shares per one Restricted Stock Unit) will be eligible to be earned based on the performance metrics set forth in the Grant Notice; provided that the actual payout as a percentage of the Number of Restricted Stock Units begins at 0% and increases indefinitely; provided that performance above 200% (i.e., the Total Earned Amount Percentage exceeds 200%) may, at the Committee’s election, result in payout in cash, rather than shares of Common Stock, for any achievement above 200%.  The actual payout shall be determined pursuant to Section 1(b) below at the end of the Performance Period and the Earned Amount (as defined below) will be eligible to become vested pursuant to Section 1(c) below.  The Adjusted EBITDA Component, the Total Revenue Component, the Free Cash Flow Component, Discretionary Component and/or the Individual Objectives Component as set forth on the Grant Notice shall collectively be referred to herein as the “Performance Components” and the applicable portion of the Number of Restricted Stock Units shall each be referred to herein as the applicable “Performance Component Percentage”.

(b) During the first 90 days of the Performance Period, the Committee will determine:

(A) Adjusted EBITDA Component.  A projected Adjusted EBITDA target for the Performance Period (the “Adjusted EBITDA Target”).  For purposes of this Exhibit A, the term “Adjusted EBITDA” shall mean the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for the applicable fiscal year during the Performance Period.

(B) Total Revenue Component.  A projected Net Revenue for the Performance Period (the “Revenue Target”).  For purposes of this Exhibit A, the term “Net Revenue” shall mean the Company’s or applicable park(s) net revenue, as reported in (or otherwise calculated in a manner consistent with) the Company’s Form 10-Ks and Form 10-Qs as filed with the U.S. Securities and Exchange Commission for the fiscal year during the Performance Period.

(C) Free Cash Flow Component. A projected Free Cash Flow target for the Performance Period (the “Free Cash Flow Target”).  For purposes of this Exhibit A, the term “Free Cash Flow” shall mean Adjusted EBITDA – Capital Expenditures.  For purposes of this Exhibit A, the term “Capital Expenditures” shall mean the Company’s capital expenditures, as reported in (or otherwise calculated in a manner consistent with) the Company’s Form 10-Ks and Form 10-Qs as filed with the U.S. Securities and Exchange Commission for the fiscal year during the Performance Period plus any capital expenditures accrued at the end of the Performance Period less any capital expenditures paid during the performance period that were accrued prior to the beginning of the Performance Period.

(D) Individual Objective Component. A projected Individual Objective target for the Performance Period (the “Individual Objective Target”).  For purposes of this Exhibit A, the term “Individual Objective” shall be as determined by the Committee; provided that any payout shall be capped at 100% of the applicable Performance Component Percentage.

(E) Discretionary Component.  The discretionary component shall be purely discretionary and determined by the Committee; provided that any payout shall be capped at 100% of the applicable Performance Component Percentage.

In connection with the foregoing, the Company’s Chief Financial Officer shall certify in writing to the Committee the Adjusted EBITDA, the Net Revenue, Free Cash Flow, Capital Expenditures and Individual Objective.

Following the completion of the Performance Period, the Committee will determine the “Actual Performance Percentage” for each Performance Component by calculating for the applicable Performance Component the percentage by which the Adjusted EBITDA, Net Revenue, Free Cash Flow and Individual Objective Component, as applicable, met or exceeded the Adjusted EBITDA Target, Revenue Target, Free Cash Flow Target and Individual Objective Target, respectively.  The number of Restricted Stock Units that will be earned with respect to each Performance Component will be based on each percentage determined by applying the following calculation (each, an “Earned Amount Percentage”): (i) the “Percentage of Restricted Stock Units Earned” (right hand column) based on the achievement of the Actual Performance Percentage (left hand column) as set forth in the tables below multiplied by (ii) the applicable Performance Component Percentage (i.e., weighting) set forth in the table on the Grant Notice; provided, that, with respect to the Individual Objective Component and the Discretionary Component, the Percentage of Restricted Stock Units Earned will be determined by the Committee and range from 0% to 100% for each such Performance Component.

Actual Performance Percentage for the Adjusted EBITDA Component and Free Cash Flow Component*	Percentage of Restricted Stock Units Earned for the Adjusted EBITDA Component and Free Cash Flow Component
Actual Performance Percentage less than 87.5%	0%
Actual Performance Percentage greater than or equal to 87.5%	25%
Actual Performance Percentage greater than or equal to 91.7%	75%
Actual Performance Percentage greater than or equal to 100%	125%
Actual Performance Percentage equal to 110%	150%
Actual Performance Percentage equal to 120%	175%
Actual Performance Percentage equal to 130%	200%
Actual Performance Percentage greater than 130%	No maximum

* For an Actual Performance Percentage at least equal to 87.5% which falls in between the levels set forth in the table above, the Committee shall apply straight-line interpolation to determine the Earned Amount Percentage for the applicable Performance Component, provided that the Earned Amount Percentage shall increase indefinitely beyond 200% proportionally to the linear increase between 175% and 200%.

Actual Performance Percentage for the Total Revenue Component**	Percentage of Restricted Stock Units Earned for the Total Revenue Component
Actual Performance Percentage less than 95%	0%
Actual Performance Percentage greater than or equal to 95%	50%
Actual Performance Percentage greater than or equal to 98.5%	100%

Actual Performance Percentage greater than or equal to 100%	100%
Actual Performance Percentage equal to 105%	150%
Actual Performance Percentage equal to 110%	200%
Actual Performance Percentage greater than 110%	No maximum

** For an Actual Performance Percentage at least equal to 95% which falls in between the levels set forth in the table above, the Committee shall apply straight-line interpolation to determine the Earned Amount Percentage for the applicable Performance Component, provided that the Earned Amount Percentage shall increase indefinitely beyond 200% proportionally to the linear increase between 150% and 200%.

The sum of the Earned Amount Percentages for each Performance Component is referred to as the “Total Earned Amount Percentage” and when multiplied by the Number of Restricted Stock Units, it is referred to as the “Total Earned Amount”.  A number of Restricted Stock Units equal to the Total Earned Amount will be eligible to vest pursuant to Section 1(c) below.

Example:

The following example is for illustrative purposes only and does not guarantee any level of performance or results.  In addition, the Participant’s Performance Component Percentages may be different than the percentages noted below.  The following assumes the Number of Restricted Stock Units equals 10.

Performance ComponentPerformance Component Percentage (i.e Weighting*)Percentage of Restricted Stock Units EarnedEarned Amount PercentagesSEAS Adjusted EBITDA50%100%50.00%SEAS Total Revenue10%150%15.00%SEAS Free Cash Flow10%125%12.50%Individual Objectives20%100%20.00%Discretionary10%100%10.00%Total:100%Total Earned Amount Percentage:107.50%

Total Earned Amount: Number of Restricted Stock Units (10) x 1.075 = 10.75 Restricted Stock Units/shares of Common Stock

(c) Provided the Participant has not undergone a Termination on or prior to the Vesting Date (as defined below), the number of Restricted Stock Units set forth immediately above shall vest and the restrictions on such Restricted Stock Units shall lapse on the date (the “Vesting Date”) the Committee determines the Actual Performance Percentages of the Performance Period and the Company publicly discloses the Adjusted EBITDA for the Performance Period in the Company’s earnings release which date shall not be later than March 15 in the year following the end of the Performance Period.  Any remaining unvested Restricted Stock Units that do not become vested in accordance with preceding sentence (if any) shall immediately be forfeited by the Participant for no consideration as of the Vesting Date.  Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, (i) no Restricted Stock Units, other than with respect to the Individual Object Component and the Discretionary Component, shall vest in the event the Actual Performance Percentage for the Adjusted EBITDA Component is less than 87.5% and, in such event, all other

Restricted Stock Units shall immediately be forfeited to the Company by the Participant for no consideration as of the Vesting Date and (ii) the aggregate number of Restricted Stock Units that vest shall be reduced by twenty five (25%) to the extent the Structural Cost Goal is not achieved. For purposes of this Exhibit A, the term “Structural Cost Goal” shall mean a reduction in structural costs of the Company by $90,000,000 during the Performance Period, subject to fixed and variable cost pressures as determined by the Committee.

2. Treatment of Restricted Stock Units Upon Termination.

Except as otherwise set forth in any applicable employment agreement or severance plan or agreement, in the Event of Participant’s Termination for any reason on or prior to the Vesting Date, all unvested Restricted Stock Units shall be forfeited by the Participant for no consideration as of the date of such Termination.